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                            TWIST 'N GO SUPPLY AGREEMENT

       THIS AGREEMENT, entered as of the 9th day of September, 1999, by and between Pepsi-Cola Company, a division of PepsiCo, Inc., a corporation of North Carolina, with offices at 700 Anderson Hill Road, Purchase, New York ("Pepsi") and Packaging Resources Incorporated ("PRI"), a corporation of Delaware with offices at One Conway Park 100 Field Drive, Suite 300 Lake Forest, Illinois 60045.

                                     WITNESSETH

       WHEREAS, Pepsi has developed a proprietary lidded fountain cup and is the owner of the Product, Patents, Know-How and Trademarks as hereinafter defined;

       WHEREAS, Pepsi desires the manufacture of the Product for purchase by its authorized soft drink bottlers and fountain customers, and PRI is willing to engage in such manufacture and sale.

       NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                     ARTICLE 1
                                    DEFINITIONS

1.1 "Product" shall mean a three-part, lidded plastic fountain cup meeting the specifications provided in SCHEDULES A, B and C hereto, as the same may be modified from time to time in Pepsi's sole discretion (also referred to as "Cups"), or covered by any valid claim of the Patents, as defined below.

1.2 "Patents" shall mean U.S. Patent Serial No. 09/038,689, filed on March 9, 1998; Design Patent Serial No. 29/085,393, filed on March 23, 1998; and Design Patent Serial No. 29/091,992, filed on August 10, 1998, plus any and all Letters Patent issuing therefrom, including any and all divisionals, reissues, renewals, continuations and continuations-in-part thereof, as well as any and all foreign counterparts thereof.

1.3 "Know-How" shall mean any and all technical information, data, drawings, designs, processes, programs, formulas and related material, irrespective of form, pertaining to the design, testing and manufacture of the Product, whether now existing or hereafter developed in relation thereto.

1.4 "Trademarks" shall mean the trademarks listed in SCHEDULE D hereto, as the same may be modified from time to time in Pepsi's sole discretion, together with the various symbols, designs, devices, logos, labels, trade dress, slogans and other distinctive material used in connection therewith, including associated goodwill.

1.5 "Initial Production Date" shall mean the earlier of (a) the first date on which Cups are manufactured by PRI using the Molds or (b) August 6, 1999, in accordance with the commercialization timetable attached hereto as SCHEDULE E.

1.6 "Full Production Date" shall mean the earlier of (a) the first date on which production volumes of the Product by PRI reach or exceed [*] cups per week, or (b) September 24, 1999, in accordance with the commercialization timetable attached hereto as SCHEDULE E.

1.7 "Contract Year" shall mean that period commencing upon the Initial Production Date (which, if not falling on the first day of the month, shall be adjusted upward or downward by no more than fourteen days to the first day of the nearer of the current or next-succeeding month, for ease of calculation) and ending twelve months from such date, or any subsequent twelve-month period commencing on the anniversary of the such date during the Term of the Agreement.

1.8 "Initial Production Period shall mean that period during the Term of the Agreement commencing on the Initial Production Date, as described above, and running through December 31, 1999.

1.9 "Book Value" shall mean original cost less depreciation from the date the equipment is placed in service through the time notice is received under
       Section 5.3. The equipment shall be depreciated on a straight-line basis over thirteen (13) years in accordance with SCHEDULE F attached hereto.

                                     ARTICLE 2
                                    DEVELOPMENT

2.1 TOOLING. PRI agrees to direct and manage, consistent with good industry practice and in cooperation with Pepsi, the design, development and manufacture of all molds and related tooling which are appropriate and sufficient for the production of the Product in the quantities specified herein ("Molds"). PRI represents that it is currently proceeding with the sourcing of the Molds as authorized by Pepsi on October 9, 1998. The design of the Molds shall accommodate such design changes to the Product as Pepsi may specify from time to time, and Pepsi shall have the right to approve the final design of the Molds prior to their manufacture.

2.2 COST: Pepsi shall pay the documented purchase price of the Molds in an amount not to exceed [*].

2.3 OWNERSHIP. Title to the Molds shall vest in Pepsi upon payment of the documented purchase price described above, and PRI agrees to affix permanent labels to the Molds evidencing such ownership, as Pepsi may specify, and to execute such documents, including without limitation financing statements, and perform such other lawful acts as Pepsi may direct to protect its ownership interest in the Molds. During the Term of this Agreement the Molds will remain with PRI at its manufacturing premises and may not be removed without Pepsi's prior written consent; provided, however, that Pepsi may direct the removal of the Molds at any time upon thirty (30) days' written notice, at Pepsi's expense, without prejudice to either party's rights under this Agreement. PRI will, at its own expense, maintain the Molds in good working condition, excluding major rebuilds, and maintain replacement cost/all risks property insurance with respect to the Molds, naming Pepsi as a loss payee, in the total amount of at least [*] and liability insurance in the amount of at least [*]. PRI will furnish to Pepsi certificates of insurance evidencing such coverage upon request. PRI agrees not to modify the Molds without Pepsi's prior written permission. Schedule G outlines anticipated mold maintenance expenses. All preventative and minor maintenance as outlined in this schedule are PRI's responsibility. Pepsi is responsible for major rebuild expenses, not to exceed the expenses outlined in Schedule G. Upon Pepsi's request PRI will provide evidence that mold maintenance per Schedule G was completed by PRI. Pepsi must approve all rebuild expenses prior to the work commencing.

2.4 DEVELOPMENT PERIOD. The parties will use best efforts to conclude the design, acquisition, installation and final testing of the Molds, and in the case of PRI, to achieve full production of [*] Cups per week
       (subject to customer demand), in accordance with the commercialization timetable attached hereto as SCHEDULE E. PRI acknowledges the importance to Pepsi's business, of meeting this target date.

                                     ARTICLE 3
                                 PURCHASE AND SALE

3.1 Commencing on the Initial Production Date, PRI agrees to manufacture and sell to Pepsi or its designees, and Pepsi agrees to purchase, the Product on the terms and conditions set forth below.

3.2 PRICE. The delivered price of the Product shall be [*] per thousand Cups, including delivery in full truckload quantities to Pepsi or its designees anywhere in the United States. Any incremental cost related to less-than-full truckload quantities shall be passed along to the purchaser. The price of the Product shall be [*] per thousand Cups F.O.B. PRI's manufacturing plant(s). The above pricing is based upon the plastic resin prices in Schedule C and includes a base packaging cost of [*] per thousand Cups. In the event that Pepsi elects to change the packaging configuration, the above price will increase or decrease by the amount of the incremental difference in cost to PRI of such changes. Resin prices in this Schedule C reflect the net cost of resin to PRI (including all discounts, rebates, incentives, etc.) and upon request, PRI will provide to Pepsi copies of invoices validating same. Any increases or decreases in the amount of plastic used to manufacture the Product - whether resulting from design changes, efficiencies or other cause - and/or changes in the market price of the polypropylene and other plastic resins required to manufacture the Product will be reflected in the Cup price in direct proportion to the weight of the plastic in the Product. Pepsi and PRI agree to use best cooperative efforts to decrease the applicable plastic resin material costs and to negotiate stable plastic resin material prices annually, or for longer periods if possible. Changes in PRI's resin costs will result in a concomitant change to the container prices 30 days after the price change is implemented by PRI's suppliers.

3.3 MARKETING PREMIUM. Notwithstanding the provisions of Section 3.2 above, Pepsi may from time to time, in its sole discretion, direct PRI to increase the price of Cups sold to any customer(s) hereunder by a specified amount ("Marketing Premium"), which may differ from one customer to another. PRI agrees to collect such Marketing Premium on Pepsi's behalf from the relevant customer(s) as part of the purchase price of the Product, and to pay to Pepsi the aggregate amount of all such Marketing Premiums collected on a quarterly basis, within thirty
       (30) days of the close of the calendar quarter in which such Marketing Premiums were collected. Payments to be sent to:

                            Ms. Jeany Mui
                            Marketing Manager
                            Fountain Beverage Division
                            Pepsi-Cola Company
                            700 Anderson Hill Road
                            Purchase, NY  10577

3.4 QUANTITY. Subject to the terms hereof, PRI agrees to manufacture and sell up to [*] Cups to Pepsi or its designees in each Contract Year during the Term of the Agreement, and the minimum quantity to be purchased by Pepsi or its designees here-under shall be [*] Cups per Contract Year, or such lower quantity as provided under Section 4.2 below.

3.5 GRAPHICS. At Pepsi's or its designee's request, the Product shall be imprinted with customized graphics in up to eight (8) colors using line art. Production runs for line art shall be a minimum of [*] Cups. If process art is used an additional cost of [*], for each design, will be charged by PRI and the minimum production run is [*] Cups. PRI agrees that all printing of the Trademarks for the Product shall conform to the standards specified by Pepsi, including the use of appropriate legends, markings or notices of trademark ownership or registration.

3.6 CUSTOMER ORDERS. PRI shall assume full responsibility for the sale of Product to Pepsi's designees, including timely processing of orders, customer service, invoicing, order consolidation, quality control, returns and receivables management, in keeping with good industry practice. PRI acknowledges that except as expressly provided in Article 4 below, Pepsi is not responsible for, nor does it guarantee, any orders (including payment therefor) by its designees.

3.7 TIMELY SHIPMENT. PRI agrees to ship the Product within seven (7) days of the promised shipment date.

3.8 GRANT OF LICENSE. Pepsi hereby grants to PRI, and PRI accepts, a non-exclusive, royalty-free license under the Patents and the Know-How to manufacture and sell the Product in the United States and Canada as provided herein, and the further nonexclusive right to apply the Trademarks to the Product sold hereunder. PRI agrees to provide samples of the Product upon request and to give Pepsi or its representatives reasonable access to PRI's manufacturing premises in order to permit the reasonable monitoring of Product quality and usage of the Trademarks consistent with Pepsi's high standards.

3.9 COST SAVINGS. Following the Full Production Date and for the Term of this Agreement, PRI agrees to notify Pepsi of any and all manufacturing cost savings effected for the Product (excluding plastic raw material price fluctuations and use reduction), which will be shared equally between PRI and Pepsi. For purposes of measuring changes in manufacturing efficiency hereunder, the parties agree to refer to the target cycle times for the Molds, which will be updated as of the Full Production Date, attached hereto as SCHEDULE H.

                                     ARTICLE 4
                VOLUME PROJECTIONS, PRODUCTION TARGETS AND INVENTORY

4.1 VOLUME PROJECTIONS. For each full calendar year during the Term of the Agreement, Pepsi will provide to PRI at a minimum semi-annual purchase volume projections for the Product, at least 90 days in advance, for the periods consisting of January 1 through June 30, and July 1 through December 31, respectively. The volume projection for the Initial Production Period shall be provided by Pepsi to PRI no later than ninety
       (90) days prior to the Initial Production Date. Each volume projection provided by Pepsi hereunder will specify monthly purchase targets for the Product, and PRI will use such volume projections to determine staffing and capacity allocation for the Product for the corresponding half of the applicable calendar year or, as applicable, for the Initial Production Period. For purposes of calculating the under-utilization fee in Section
       4.3 below, only those monthly purchase targets falling within the applicable Contract Year will be considered.

4.2 MINIMUM PURCHASE REQUIREMENT. Notwithstanding anything to the contrary herein, Pepsi's minimum purchase requirement of [*] Cups per Contract Year, as provided in Section 3.4 above, shall be subject to adjustment as follows:

       (a) Pepsi may purchase Cups for its own account to maintain actual sales of the Product at or above [*] Cups in any Contract Year, or such other minimum purchase requirement quantity as may then be applicable;

       (b) To the extent that PRI's actual production of the Product falls below any monthly purchase target(s) specified by Pepsi in its volume projection(s) provided under Section 4.1 above, up to a maximum of [*] Cups per week, Pepsi's minimum purchase requirement from the date of such shortfall shall be reduced by a quantity of Product equal to the total shortfall in production, which shall be cumulative for repeated occurrences;

       (c) To the extent that Pepsi or its designees are required to cancel, in whole or in part, any order(s) for the Product because of breach of this Agreement by PRI, Pepsi's minimum purchase requirement from the date of such cancellation shall be reduced by a quantity of Product equal to the total quantity of Product canceled, which shall be cumulative for repeated occurrences; and

       (d) In the event of a reduction in PRI's manufacturing capacity for the Product under Section 5.3 below, Pepsi's minimum purchase requirement from the date of such

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              reduction shall be reduced to [*] of the remaining installed manufacturing capacity for the Product, subject to any other adjustments provided herein.

4.3 UNDER-UTILIZATION FEE. Subject to the terms hereof, in the event that PRI's sales of the Product in any Contract Year fall below the amount of Pepsi's minimum purchase requirement under Section 4.2 above for that Contract Year, for reasons not resulting from a breach of this Agreement by PRI, the following shall apply:

       (a) If actual sales of the Product for such Contract Year equal or exceed the volume projections provided by Pepsi under Section 4.1 above, which are applicable to that Contract Year, Pepsi shall pay to PRI an under-utilization fee of [*] per thousand Cups, for any shortfall in volume of actual sales below Pepsi's minimum purchase requirement for such Contract Year.

       (b) If actual sales of the Product for such Contract Year are less than the aggregate volume projections provided by Pepsi under
              Section 4.1 above, which are applicable to that Contract Year, Pepsi shall pay to PRI an under-utilization fee of the combined total of:

              (i) [*] per thousand Cups, for any shortfall of Pepsi's aggregate volume projections applicable to that Contract Year below Pepsi's minimum purchase requirement for such Contract Year; and

              (ii) [*] per thousand Cups, for the shortfall in the volume of actual sales below Pepsi's volume projections applicable to that Contract Year.

       (c) The under-utilization fee as described herein shall be due and payable by Pepsi to PRI within thirty (30) days of Pepsi's receipt of PRI's invoice.

4.4 PRODUCTION TARGETS. PRI agrees to use best efforts to comply with the production targets for the Product specified in the production timetable attached hereto as SCHEDULE I, subject to customer demand.

4.5 INVENTORY. For the first Contract Year under this Agreement, PRI agrees to carry an inventory of up to [*] Cups, as Pepsi may direct, to support the initial market launch of the Product. In each subsequent Contract Year, PRI shall carry an inventory of up to [*]
       Cups as required to fill existing orders, as Pepsi may direct.
       Such inventory requirements will be subject to the rated installed production capacity of the Molds and related equipment used to manufacture the Product, and the length of the notice of market launch or subsequent requirements of the Product provided by Pepsi.

4.6 INCREMENTAL VOLUME. In the event that Pepsi or its designees desire to purchase more than [*] Cups in any calendar year during the Term of the Agreement, PRI shall have the right of first refusal, subject to the terms hereof, to provide such incremental volumes on terms at least as advantageous to Pepsi or its designees as those provided herein, provided that such terms are competitive with respect to price, quality and service; and provided further that in no case may the price charged by PRI for such

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       incremental volumes exceed the prices quoted to Pepsi in PRI's memo of
       October 2, 1998, attached as SCHEDULE J and incorporated herein by reference. Notwithstanding the foregoing, Pepsi may in its sole discretion elect to source a portion of the overall volume of the Product from an alternate supplier if Pepsi determines that such a change is necessary for competitive reasons.

                                     ARTICLE 5
                                TERM AND TERMINATION

5.1 TERM. The Term of this Agreement shall commence as of the date first written above and shall expire, unless terminated earlier as provided below, on the earlier of:

       (a)    December 31, 2004; or

       (b) Upon, the sale and delivery of a total of [*] Cups by PRI to Pepsi or its designees, or such lower quantity as provided under the terms of Section 4.2 above.

5.2 TERMINATION. Pepsi shall have the right to terminate this Agreement without prejudice to any other rights it may have if:

       (a) PRI defaults in the performance of any of its material obligations, representations or warranties provided in this Agreement, and such default is not substantially cured within thirty (30) days of PRI's receipt of Pepsi's written notice of such default;

       (b) PRI is unable to pay its debts when due, or makes any assignment for the benefit of creditors, or files any petition under bankruptcy or insolvency laws of any jurisdiction, or has a receiver or trustee appointed for its business, or is adjudicated bankrupt or insolvent; or

       (c) PRI, or any portion of its capital stock, is acquired by a competitor of Pepsi in the beverage industry; or

       (d)    As provided in Section 5.3 (b) below.

5.3 ADVERSE BUSINESS CONDITIONS. Notwithstanding anything to the contrary herein, if business conditions indicate that Pepsi will not be able to achieve the minimum volume targets provided in this Agreement, upon notice to PRI Pepsi may, in its sole discretion:

       (a) Direct PRI to reduce manufacturing capacity for the Product by a specified percentage within ninety (90) days, which PRI agrees to do, in which case PRI will use best efforts to re-deploy the manufacturing equipment for the Product taken off-line to other uses to the extent possible. If PRI is able to effect such re-deployment within ninety (90) days of receiving the above notice from Pepsi, Pepsi shall have no liability to PRI for the reduction in manufacturing capacity. To the extent, if any, that PRI is unable to effect such re-deployment of the manufacturing equipment taken off-line at Pepsi's direction, PRI will use best


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              efforts to sell such manufacturing equipment on reasonable commercial terms. In the event of such a sale, Pepsi agrees to pay to PRI the amount, if any, by which the proceeds of the sale fall below the book value of the manufacturing equipment at the time Pepsi's notice of a reduction in manufacturing capacity was received. If, despite best efforts, PRI is not able to sell the equipment taken off-line at Pepsi's direction by one hundred eighty (180) days from its receipt of Pepsi's original notice of a reduction in capacity, Pepsi will pay to PRI the book value of such equipment as of the date such notice was received by PRI, whereupon Pepsi shall take title to such equipment and shall have the right to take immediate possession.

       (b)    Terminate this Agreement, in which case the following shall apply:

              (i) PRI will use best efforts to re-deploy all manufacturing equipment for the Product within ninety (90) days of receipt of Pepsi's notice of termination. To the extent, if any, that PRI is unable to effect such re-deployment, PRI will use best efforts to sell such manufacturing equipment on reasonable commercial terms. In the event of such a sale, Pepsi agrees to pay to PRI the amount, if any, by which the proceeds of the sale fall below the book value of the manufacturing equipment sold. Pepsi shall be entitled to receive a credit or payment, at its sole election, from PRI for the amount, if any, by which the proceeds of such sale exceed the book value of the manufacturing equipment sold. If, despite best efforts, PRI is not able to sell the manufacturing equipment for the Product by one-hundred eighty (180) days from its receipt of Pepsi's notice of termination, Pepsi will pay to PRI the book value of such equipment as of the date such notice was received by PRI, whereupon Pepsi shall take title to such equipment and shall have the right to take immediate possession.

              (ii) Notwithstanding anything to the contrary herein, Pepsi shall have a right of first refusal, exercisable within ninety (90) days of PRI's receipt of Pepsi's notice of termination, to purchase any or all manufacturing equipment for the Product at its book value as of the date such notice was received by PRI. Pepsi's exercise of this right shall relieve the parties of their obligations under Section 5.3(b)(i) above.

5.4    RIGHTS AND OBLIGATIONS.  Upon termination of this Agreement:

       (a) PRI shall promptly cease all further use of the Patents, Know-How and Trademarks, and all rights granted to PRI in such property shall revert to Pepsi;

       (b) Pepsi agrees to pay to PRI the full amount, if any, of under-utilization fees then due under Section 4.2, with payment to be made within sixty (60) days of such termination.


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                                     ARTICLE 6
                               INTELLECTUAL PROPERTY

6.1 OWNERSHIP. PRI agrees to use the Patents, the Know-How and the Trademarks only in connection with the Product and agrees that all of PRI's use of such property under this Agreement inures to the benefit of Pepsi. The parties acknowledge that Pepsi is the sole owner of all rights in and to the Product, the Patents, the Know-How and the Trademarks, including the goodwill associated therewith, and PRI agrees not to contest Pepsi's ownership or the validity of the Patents, the Know-How or the Trademarks during or after the Term of this Agreement. Apart from the rights of PRI granted under Section 3.8 above, PRI shall acquire no right, title or interest of any kind in or to the Patents, the Know-How or the Trademarks.

6.2 ASSIGNMENT. PRI agrees to promptly identify, and to assign solely to Pepsi during the Term of this Agreement the ownership rights to, any and all inventions, improvements, enhancements, processes, artwork, designs and other intellectual property which it creates, develops, has developed or created for it, acquires or otherwise obtains in relation to the Product in the course of performing this Agreement, and further agrees to execute any and all appropriate documents to perfect such assignment. All such assigned intellectual property shall be included within the defined terms Patents, Know-How and Trademarks hereunder, as appropriate, and shall be subject to the terms of this Agreement.

6.3 QUALITY STANDARDS. PRI shall insure at all times that the Product meets the standards of quality provided in SCHEDULES A, B AND C hereto, as amended from time to time by agreement of the parties. In the event that the use of production molds by PRI results in Products that do not meet the specifications contained in Schedule B hereto, then PRI and Pepsi will use best efforts to achieve compliance with such specifications and/or jointly agree to amend such specifications.

6.4    CONFIDENTIALITY.

       (a) All confidential information ("Information") provided by either party to the other in the performance of this Agreement or pursuant to the Memorandum of Understanding, between the parties, dated October 6, 1998, shall be held in strict confidence by the receiving party for the sole and exclusive benefit of the disclosing party, and shall not be disclosed or used for any purpose other than for the performance of this Agreement without the prior written consent of the disclosing party.

       (b) As used herein, Information shall not include any information which: is already in the possession of the receiving party at the time of disclosure; is or becomes known to the public generally through no fault or other action of the receiving party; or is obtained lawfully from a third party who is not known to have obtained such information directly or indirectly pursuant to an obligation to keep such information confidential.

       (c) Each receiving party agrees to restrict distribution of Information to its employees solely on a need-to-know basis, to make no more than one copy of any Information, and to return all written or tangible Information, including all copies and extracts thereof, upon the request of the disclosing party.

       (d) The parties acknowledge that no remedy at law for damages is adequate to compensate for a breach of the provisions set forth in this Section 6.4 and that the party injured by such breach shall be entitled to temporary or permanent injunctive relief against any such breach, without the necessity of proving actual damages. The award of permanent or temporary injunctive relief shall in no way limit any other remedies to which the injured party may be entitled as a result of any such breach.

       (e) The provisions of this Section 6.4 shall, as of the date hereof, supersede the provisions of the previous confidentiality agreement between the parties, dated October 8, 1997.

       6.5 PROTECTION AND DEFENSE. Pepsi agrees to protect and defend the Patents and Trademarks at its sole expense. PRI shall cooperate fully with Pepsi in the protection and defense of the Patents and Trademarks and shall promptly advise Pepsi of any potentially infringing uses by others, as well as any claims or suits raised against PRI involving the Patents or Trademarks. All decisions involving the protection or defense of the Patents or Trademarks shall be solely in the discretion of Pepsi. PRI shall take no action in this regard without the express written permission of Pepsi.

6.5 REMEDY FOR BREACH. PRI acknowledges and agrees that a breach of any of the covenants, agreements or undertakings of this Article 6 or Article 8 below will cause Pepsi irreparable injury which cannot be readily remedied in damages or solely by termination of this Agreement and that Pepsi, in addition to all other legal and equitable remedies, including costs and attorneys' fees, shall be entitled to injunctive relief without any requirement to post bond, for any such breach by PRI.

                                     ARTICLE 7
                                  INDEMNIFICATION

7.1 INDEMNITY BY PRI. PRI shall defend, indemnify and hold Pepsi, its subsidiaries and affiliates harmless from and against any and all liabilities, losses, damages and expenses, including without limitation reasonable attorney's fees and court costs, arising by reason of:

       (a) Any breach of warranty or representation made by PRI under Article 9 hereof;

       (b) Any personal injury or property damage resulting from a defect in the materials or workmanship of the Product; or

       (c)    Any recall of the Product initiated by PRI.


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

7.2 INDEMNITY BY PEPSI. Pepsi shall defend, indemnify and hold PRI, its subsidiaries and affiliates harmless from and against any and all liabilities, losses, damages and expenses, including without limitation reasonable attorney's fees and court costs, arising by reason of:

       (a)    Any breach of warranty or representation made by Pepsi under
              Article 9 hereof; or

       (b) The bringing of any suit for infringement of U.S. patent or other U.S. intellectual property rights of third parties relating solely to the practice by PRI of the Patents or the application of the Trademarks to the Product as authorized hereunder.

                                     ARTICLE 8
                                    EXCLUSIVITY

8.1 THE PRODUCT. PRI shall not sell or offer to sell the Product to any purchaser other than Pepsi or its designees.

8.2 Competing Products. For the Term of this Agreement, PRI agrees not to manufacture or sell to any competitor of Pepsi in the beverage industry, any container similar to the Product, as determined by function and use as outlined in the Patents, whether or not they eventually issue; provided that this exclusion shall not prevent the manufacture or sale of any similar container(s) that may be in commercial production by PRI as of the effective date of this Agreement. For clarity, any such containers currently in commercial production by PRI are described in detail on SCHEDULE K hereto.

                                     ARTICLE 9
                           REPRESENTATIONS AND WARRANTIES

9.1    WARRANTIES BY PRI.  PRI represents and warrants that:

       (a) It has all requisite corporate power, without the consent or approval of any other person or entity, to execute, deliver and perform under this Agreement,

       (b) Its performance of this Agreement, and the Product manufactured and sold hereunder, will comply with all applicable laws, regulations, ordinances and governmental standards; and

       (c) The Product manufactured and sold hereunder shall conform to applicable design and performance specifications, shall be free from defects in material and workmanship, and shall be delivered to the customer in a timely manner.

       (d) It has sufficiently addressed any issues that may arise in its business in connection with either (a) date sensitive software or
              (b) date sensitive integrated electronic circuitry so that any such issues shall not materially interfere with PRI's performance obligations under this agreement.

9.2    WARRANTIES BY PEPSI. Pepsi represents and warrants that:

       (a) It has all requisite corporate power, without the consent or approval of any other person or entity, to execute, deliver and perform under this Agreement, and to grant PRI the rights hereunder;

       (b) Its performance of this Agreement will comply with all applicable laws, regulations, ordinances and governmental standards; and

       (c)    It is the owner of the Patents, the Know-How and the Trademarks.

                                     ARTICLE 10
                                   MISCELLANEOUS

10.1 NOTICES. All notices, consents, requests and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when sent addressed to the other party as provided below, by certified, registered or Express Mail, postage prepaid, or by hand delivery, with proof of receipt.

        If to Pepsi:                         If to PRI:

        Mr. Arthur Schick                    Mr. Howard Hoeper
        Group Manager, Merchandising Equip.  Chairman of the Board, President
        Pepsi-Cola Company                   Packaging Resources Incorporated
        MD 777                               One Conway Park
        1 Pepsi Way                          100 Field Drive, Suite 300
        Somers, NY  10589                    Lake Forest, IL  60045

10.2 ASSIGNMENT AND BINDING EFFECT. This Agreement, or any of the rights therein, may not be transferred or assigned in whole or in part by Pepsi, except in connection with an assignment to successors of substantially all of Pepsi's beverage business or in the case of an assignment to a company controlled by or under common control with Pepsi, without the consent of PRI, not to be unreasonably withheld. This Agreement, or any of the rights therein, may not be transferred or assigned in whole or in part by PRI without the consent of Pepsi. If assigned, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

10.3 NO WAIVER. No failure or delay by either party to exercise its rights under this Agreement, or to insist upon strict performance thereof, shall be deemed to be a waiver by such party of its rights under this Agreement or of any subsequent breach by the other party.

10.4 RELATIONSHIP OF PARTIES. The relationship of the parties hereto shall be that of independent contractors. Nothing herein shall be deemed to create any partnership, joint venture or agency relationship between the parties or shall be deemed to render either party liable for the debts or obligations of the other.

10.5 DELAYS. Neither party to this Agreement shall be considered in default in the performance of its obligations hereunder to the extent that such performance is prevented or delayed by any cause which is beyond the reasonable control of such party and which cannot be overcome by due diligence; provided that the affected party gives prompt notice to the other party and uses diligent efforts in good faith to overcome the cause of the delay.

10.6 GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof.

10.7 ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof, and no oral or written statements or representations not embodied herein shall be of any force or effect. This Agreement cannot be amended except by a written instrument executed by both parties hereto.

10.8 SURVIVAL OF PROVISIONS. The expiration or termination of this Agreement shall not affect those provisions, and the rights and obligations therein, of this Agreement which either:

       (a) by their terms state, or evidence the intent of the parties, that the provisions survive such expiration or termination; or

       (b)    must survive to give effect to the provisions of this Agreement.

10.9 SEVERABILITY. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall be unaffected and shall remain in full force and effect.

10.10 MINORITY BUSINESS. The parties agree to explore all reasonable opportunities to utilize Minority Business enterprises in support of this business.

10.11 HEADINGS. The article and section headings appearing in this Agreement are inserted only for purposes of convenience and are not to be construed as part of this Agreement or as a modification of the scope of any terms or provisions thereof.

10.12 YEAR 2000. Supplier represents and warrants that it has sufficiently addressed any issues that may arise in its business in connection with either (a) date sensitive software or (b) date sensitive integrated electronic circuitry so that any such issues shall not materially interfere with Supplier's performance obligations under this agreement.

       IN, WITNESS WHEREOF, the parties hereto by their duly authorized representatives have executed this Agreement as of the date first above written.

          PEPSI-COLA COMPANY                 PACKAGING RESOURCES INCORPORATED
          a division of PEPSICO, INC.

          By: /s/ John Swanhaus              By: /s/ Howard P. Hoeper
              ------------------------          --------------------------
          Date: September 9, 1999            Date: September 9, 1999
               -----------------------            ------------------------

          Name:  John Swanhaus               Name:  Howard Hoeper
          Title: Vice President,            Title:  Chairman of the Board
                 Customer Marketing

                                      SCHEDULE A

Cup drawing #7005-100-001 revised on 3/17/99
Lid drawing #7001-100-001 revised on 3/19/99
Spout drawing #7000-044-001 dated 11/23/98

Schedule B - Twist 'n Go Product Specification and Test Methods
                            (7 pages)

PEPSI TWIST 'N GO SPECIFICATION - 32 OZ. CONTAINER SIZE


1.     APPEARANCE/CONSTRUCTION

       1.1. The TNG32 product consists of 3 component parts. The manufactured geometry is controlled by the following drawings:

              1.1.1. Cup: drawing #: 7005-100-001

              1.1.2. Lid: drawing #: 7001-100-001

              1.1.3. Spout drawing #: 7000-044-001

              1.1.4. Straw: Length to be [*], diameter to be less
                     than or equal to [*].

       1.2.   APPEARANCE

              1.2.1. Appearance to be consistent with containers used for soft drinks. The container will be free of cosmetic defects, sharp points and edges (as defined by ACTS sharp point test method) and shall conform to the specifications below.

       1.3.   COLORS

              1.3.1. Cup to be natural color Polypropylene, to be printed using offset printing in up to 8 color flat line art or equivalent.

              1.3.2. Spout to be Pepsi blue Pantone color #: 287, as determined by the use of Hannah concentrate #10023241.

              1.3.3. Lid to be clarified Polypropylene.

       1.4.   GRAPHICS

              1.4.1. Product graphics are to be controlled per Pepsi approved sample.

              1.4.2. Graphic artwork to be supplied by Pepsi.

2.     CONFIGURATION/SIZE

       2.1.   CAPACITY

              2.1.1. Capacity of the Cup to be 33.8 fl. oz. or 1000.4 cc. when the Cup is filled to the top rim of the cup, as outlined by the Volume Measurement Procedure in TNG TEST METHOD 2.1.

       2.2.   NESTING

              2.2.1. Cups will nest to a pitch height of [*].

              2.2.2. Lid assembly will nest to a pitch height of [*].

              2.2.3. Cup and Lid assembly sleeved and co-packed, to fit a custom box and not to exceed a total weight of 35 lb. Box to contain [*] Cups and [*] Lid assemblies.

              2.2.4. Straws are to be shipped separately or included in the
                     32TNG case at an optional cost.

       2.3.   COMPATIBILITY

              2.3.1. Height of Cup to be less than or equal to [*] to fit under [*] high fountain.

              2.3.2. Diameter of the Cup, at a height of 1.98" from the bottom of the cup, to be less than 2.75". To fit into car cup holder.

       2.4.   DRINK PRODUCTS

              2.4.1. Compatible with the full range of Pepsi's carbonated and non-carbonated products.

              2.4.2. Ice will likely be part of the drink product.

       2.5.   STABILITY

              2.5.1. Assembled product filled with Pepsi and in any orientation to tilt to an angle of at least [*] DEG. from vertical as specified in Stability Test in TNG TEST METHOD 2.2.

3.     MANUFACTURE

       3.1.   PARTS

              3.1.1. Damaged product should be eliminated from the production flow and considered scrap.

       3.2.   TOOLS

              3.2.1. Each cavity in every tool to be uniquely numbered. The number is to appear on the molded part.

       3.3.   MATERIALS

              3.3.1. Cup: PP grade to be Montell SC916 or Pepsi approved equivalent.

              3.3.2. Lid: PP grade to be a blend of 70% Exxon PD9505 and 30%
                     Montell PD701N or Pepsi approved equivalents.

              3.3.3. Spout: PE grade to be a blend 60% Union Carbide HDPE DMDA
                     8940 and 40% Dow Plastics LDPE 9551 or Pepsi approved equivalents.

              3.3.4. Bottom of cup to be marked with a recycling symbol for polypropylene.

4.     ASSEMBLY

       4.1.   COMPONENTS

              4.1.1. Assembly consists of a Cup, Lid, Spout and a straw. A bag containing 160 straws is supplied separately and included in the finished case.

              4.1.2. The Spout and Lid are assembled by the manufacturer and shipped as the Lid assembly.

       4.2.   SPOUT/LID ASSEMBLY

              4.2.1. Spout is to be "snapped" onto the lid.

              4.2.2. Spout to be assembled in the fully closed position.

              4.2.3. Assembly process will not permanently deform or damage in any way Lid or Spout components.

5.     USABILITY

       5.1.   SPOUT OPERATION

              5.1.1. The torque required to initially turn the Spout should be less than 6 in-lb. when applied uniformly to the Spout as per the Spout Torque Test in TNG TEST METHOD 2.3.

6.     SEALING

       6.1.   VENTING

              6.1.1. The assembled product will vent mainly through the Spout seals.

       6.2.   DRIP RATE THROUGH SPOUT

              6.2.1. Drip rate of the secondary seal to be less than 1.4 fl oz per minute (45 cc/minute) as defined in Spout Seal Test specified in TNG TEST METHOD 2.4.

              6.2.2. Drip rate to apply throughout the life of the product as defined in section 7.2.1.

       6.3.   CUP/LID SEAL

              6.3.1. The average leak rate for the Cup/Lid interface shall be less than or equal to 0 fl. oz (0 cc) when observed over a 24 hour periods, as specified in the Cup Seal Test as specified in TNG TEST METHOD 2.5.

              6.3.2. Cups with nicks in their rim are considered damaged and ought to be eliminated from production and considered scrap.

              6.3.3. The minimum tightening torque used to seal the Lid onto the
                     Cup to be determined after evaluation of the prototype tools.

              6.3.4. The seal should not leak when the Cup is subject to diametrical compression up to 10 lb. as specified in Cup Compression Test in TNG TEST METHOD 2.6.

              6.3.5. The Cup/Lid seal should remain intact after a 12" Drop Test as specified in TNG TEST METHOD 2.7.

7.     PRODUCT LIFE

       7.1.   STORAGE

              7.1.1. Product should meet this specification for a period of 9 months from the date of manufacture so long as containers are stored between 50F and 100F.

       7.2.   PRODUCT WILL MEET THIS SPECIFICATION FOR THE FOLLOWING NUMBER OF
              CYCLES:

              7.2.1. 40 spout opening/closing cycles

              7.2.2. Cup/Lid cycles to be determined.

       7.3.   ENVIRONMENTAL

              7.3.1. Warehouse storage temperature range to be 50 DEG F to 100
                     DEG F.

              7.3.2. Product to be stored protected from direct sunlight.

8.     AGENCY APPROVALS

       8.1. MATERIALS TO HAVE FDA APPROVAL FOR DIRECT CONTACT WITH FOOD, TO MEET FDA FOOD SIMULATING SOLVENT EXTRACTIVES 21 CFR 177.1520.

       8.2. MATERIALS TO BE APPROVED BY PEPSI'S TASTE TEST PANEL EXPERTS NOT TO TAINT DRINK PRODUCTS.

       8.3. INKS/DYES NOT TO CONTAIN HEAVY METALS, TO MEET ACTS 16 CFR 1303 CPSA & ASTM F963-96a, OR EQUIVALENT.

       8.4. ASSEMBLED PRODUCT (LESS STRAW) WILL MEET ACTS MECHANICAL DROP TEST, 16 CFR PART 1500, OR EQUIVALENT.

       8.5. ASSEMBLED PRODUCT (LESS STRAW) WILL MEET ACTS SMALL PARTS SAFETY TEST, OR EQUIVALENT.

       8.6. ASSEMBLED PRODUCT (LESS STRAW) WILL MEET ACTS FLAMMABILITY SAFETY TEST, 16 CFR 1500.44, OR EQUIVALENT.

       8.7. PRODUCT AS SHIPPED WILL MEET ASTM F963-92-PRECONDITIONING TEST (TEMPERATURE EVALUATION), OR EQUIVALENT.

       8.8.   PRODUCT AS SHIPPED WILL MEET NATIONAL SAFE TRANSIT ASSOCIATION
              (NSTA) SHAKE AND DROP TEST, OR EQUIVALENT.

9.     DOCUMENTATION STANDARDS

       9.1.   DRAWING STANDARDS

              9.1.1. Drawings to meet ASME Y14.5M-1994 standard or equivalent standard agreed to be Pepsi.

              9.1.2. Drawing units to be in inches.

              9.1.3. All drawings to show Pepsi logo except those issued to toolmakers.

              9.1.4. Electronic database to be ProEngineer version 18, 19 or 20 or Unigraphics.

PEPSI TEST METHODS


       2.3.   SPOUT TORQUE TEST

              2.3.1. The Spout should be closed and must not have been
                     previously opened (as shipped condition).

              2.3.2. The Spout is gripped in a fixture that is close fitting and does not deform the Spout. A soft rubber imprint molding is recommended. The Spout fixture is attached to a torque gauge.

              2.3.3. The Lid is gripped by a fixture around the flange.
                     Alternatively, the bottom of the cup may be rotated, while it is attached to the lid. This will minimize lid deformation.

              2.3.4. The maximum torque required to rotate the Spout to an open position (immediately prior the hard stop) is noted.

       2.4.   SPOUT SEAL TEST

              2.4.1. The cup is filled with cool tap water and the lid is applied to a torque of 25 in-lb. The filled product is placed up side down in a fixture, which supports the rim of the Lid evenly.

              2.4.2. Leaked water is collected for a duration of 5 minutes, then weighed and converted to volume. (Conversion factors listed in 1.6.2.)

       2.5.   CUP SEAL TEST

              2.5.1. The cup is filled with 700 mls of cool tap water and the lid is applied to a torque of 25 in-lb. This filled product is placed on its side, and orientated so that the spout is in the 12 o'clock position, when looking at the product head-on. This will establish the water level below the spout, thus isolating any potential leakage to the Cup/Lid interface.

              2.5.2. Leaked water is collected for a duration of 24 hours directly below the Cup/Lid interface, then weighed and converted to volume. (Conversion factors listed in 1.6.2.)

       2.6.   CUP COMPRESSION TEST

              2.6.1. The cup is filled with 700 mls of cool tap water and the lid is applied to a torque of 25 in-lb. The filled product's weight is measured.
\
              2.6.2. This filled product is placed on its side, and orientated so that the spout is in the 12 o'clock position, when looking at the product head-on. This will establish the water level below the spout, thus isolating any potential leakage to the Cup/Lid interface.

              2.6.3. A compressive load of 10 lb. is applied in a vertical
                     (radial direction to the long axis of the product) direction to the Cup, 0.5" below the Cup flange. The load is applied for a duration of 30 seconds.

              2.6.4. The product is weighed again. The difference in weight is converted into leak volume. (Conversion factors listed in 1.6.2.)

       2.7.   12" DROP TEST

              2.7.1. A filled product is dropped in a horizontal orientation onto a flat hard surface from a height of 12".

              2.7.2. The condition of the assembly is inspected and any leakage noted.

SCHEDULE C - 32 OZ. TWIST 'N GO RESIN FORMULA AND PRICING


                                                   PART               RESIN
                                   PERCENT         GRAM               GRAM          MARKET PRICE ($/LB.)        PART COST
PRODUCT PART RESIN TYPE            COMPOSITION     WEIGHT             WEIGHT        (AS OF 4/9/99)              ($/THOU.CONTAINERS)
-----------------------------------------------------------------------------------------------------------------------------------
Cup          Montel SC916                [*]         [*]                 [*]                      [*]                         [*]

Lid          Exxon PD9505                [*]         [*]                 [*]                      [*]                         [*]
             Montel PD 701N              [*]         [*]                 [*]                      [*]                         [*]

Spout        Union Carbide 8940          [*]         [*]                 [*]                      [*]                         [*]
             Dow 9551                    [*]         [*]                 [*]                      [*]                         [*]

                                                   --------------------------                                   -------------------
TOTALS                                               [*]                 [*]                                                  [*]

AVERAGE RESIN COST                                                                                [*]

OPTIONAL LID RESIN

Lid          Montel SR832M               [*]         [*]                 [*]                      [*]                         [*]


SCHEDULE E - TWIST 'N GO COMMERCIALIZATION TIMETABLE

PACKAGING RESOURCES, INC.
NEW VIENNA TECH CENTER
PEPSI 32 OZ TWIST 'N GO COMMERCIALIZATION SCHEDULE, VERSION 5
APRIL 12, 1999

                                  -------------------------------------------------------------------------------------------------
          TENTATIVE DATES
                                  7/30/99  8/6/99   8/13/99  8/20/99  8/27/99  9/3/99   9/10/99  9/17/99  9/24/98  10/1/99  10/8/99
-----------------------------------------------------------------------------------------------------------------------------------
AVAILABLE ASSEMBLIES/WEEK           N/A     N/A       630      950     1,010    1,200    1,200    1,200    1,600    1,600    1,923
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                INVENTORY             0       0       630    1,580     2,590    3,790    4,990    6,190    7,790    9,390   11,313
-----------------------------------------------------------------------------------------------------------------------------------

cc:  Walt Riesen - NV                            Data shown above is in 1,000's.
     Dan Curliss - EOTC
     Howard Hoeper - LF
     Joanna Hoeper - LF
     Art Schick - Pepsi

                     SCHEDULE F - EQUIPMENT DEPRECIATION SCHEDULE


                                                                        INITIAL
                                                                        CAPITAL           DEPRECIATION
ASSET DESCRIPTION                            MODEL TYPE                   COST               YEAR
-------------------------                    -----------------        ----------        --------------
HUSKY INJECTION MACHINE-CUP                  GL750RSJ 40/120               [*]                 [*]
  (INCLUDES PARTS HANDLING EQUIPMENT)        T-193

HUSKY INJECTION MACHINE-CUP                  GL750RSJ 40/120               [*]                 [*]
  (INCLUDES PARTS HANDLING EQUIPMENT)        T-193

HUSKY INJECTION MACHINE-CUP                  GL750RSJ 40/120               [*]                 [*]
  (INCLUDES PARTS HANDLING EQUIPMENT)        T-193

HUSKY INJECTION MACHINE-CUP                  GL750RSJ 40/120               [*]                 [*]
  (INCLUDES PARTS HANDLING EQUIPMENT)        T-193

HUSKY INJECTION MACHINE-LID                  GL750RSJ 40/120               [*]                 [*]

HUSKY INJECTION MACHINE-LID                  GL750RSJ 40/120               [*]                 [*]

HUSKY INJECTION MACHINE-LID                  GL750RSJ 40/120               [*]                 [*]

HUSKY INJECTION MACHINE-LID                  GL750RSJ 40/120               [*]                 [*]

XL 500P INJECTION MACHINE                    XL 500P                       [*]                 [*]
  (INCLUDES PARTS HANDLING EQUIPMENT)

VAN DAM 8 COLOR PRINTER                      568 SERIES                   [*]                 [*]

VAN DAM 8 COLOR PRINTER                      568 SERIES                   [*]                 [*]

LID AND SPOUT ASSEMBLY MACHINE                                            [*]                 [*]
  (INCLUDES PARTS HANDLING EQUIPMENT)

LID AND SPOUT ASSEMBLY MACHINE                                            [*]                 [*]
  (INCLUDES PARTS HANDLING EQUIPMENT)


NOTE: THE COST ABOVE REPRESENTS THE ORIGINAL COSTS OF THE EQUIPMENT EXCEPT FOR THE XL 500P INJECTION MACHINE WHICH IS A USED MACHINE. THE COST OF THIS MACHINE REPRESENTS THE NET BOOK VALUE AT 2/28/99 PLUS THE COST TO MODIFY IT.

     ----------                         PACKAGING RESOURCES, INC.
     PACKAGING                          EASTERN OPERATIONS TECHNICAL CENTER
     ----------                         5566 NEW VIENNA ROAD
     RESOURCES                          NEW VIENNA, OHIO 45159
     ----------                         TELEPHONE, 937-987-3047
     Schedule G                         FAX, 937-987-3077
     ----------

FACSIMILE COVER SHEET                   DATE:     December 16, 1998

TO:             Art Schick              FROM:     Mike Liming

COMPANY:        Pepsi-Cola Company

FAX #           1-914-767-1828          CC:       Walt Riesen
                                                  Dan Curliss
PAGES:                      2                     Joanna Hoeper
                                                  Howard Hoeper
-------------------------------------------------------------------------------

  REGARDING : Tool Maintenance for the 32 oz Twist'n Go Project

Attached is the Recommended Tool Maintenance Program you requested. All costs are estimates at this time. Actual cost to Pepsi for any of the repairs listed below should be discussed with Howard Hoeper.

PREVENTATIVE MAINTENANCE
Preventative maintenance will be performed in the injection molding machine on a weekly basis. This type of program is currently performed on many of our other high output tools. Our major objective is to clean the parting line faces of contamination which results in excessive hobbing of the faces and shortening the tool life. Most of the contamination comes from gas build up on the mold parting line surfaces. Gas build up results when the resin is under high pressure during injection and must escape through predetermined vent areas along the parting line face. This high velocity of gas leaves behind a black residue which if not cleaned properly can cause wear on the parting line face.

MINOR MAINTENANCE
Minor maintenance will allow us to maintain the visual quality and dimensional stability of the product. Surface finishes will be maintained to keep the visual quality correct. The venting of the inserts will be maintained so the tool can fill properly and hold the dimensional stability.

Estimated cost for each cup tool is [*] per tool, which results in [*] annually per tool.
Estimated cost for each lid tool is [*] per tool, which results in [*] annually per tool.
Estimated cost for the spout tool is [*], which results in [*] annually.

MAJOR REBUILD
Major rebuild will be required as minor maintenance fails to maintain the visual quality and dimensional stability of the product. The parting lines will be re-established with the molding surfaces specifications. This may require repairing and/or replacing certain key items within the tool.

Estimated cost for each cup tool is [*] per tool every two years, [*] annually per tool.
Estimated cost for each lid tool is [*] per tool annually.
Estimated cost for the spout tool is [*] every year and a half, [*] annually.

Please call if you have questions or concerns. Thanks!

PACKAGING RESOURCES, INC.
EASTERN OPERATIONS TECHNICAL CENTER
RECOMMENDED INJECTION TOOL MAINTENANCE
For 32 oz Twist'n Go Tooling
December 16, 1998

I    PREVENTATIVE MAINTENANCE
     (Performed in the machine)

                                                                                     FREQUENCY
     A    Cup tool, sides, air eject.                                      Weekly (estimated 47,000 cycles)
          1.   clean cavity tapers and molding surface
          2.   clean cavity plate
          3.   clean core taper and molding surface
          4.   clean core slide tapers and molding surface
          5.   clean core slide plate and re-lubricate

     B.   Lid tool, rotating ratchet ring, mechanical ejection.            Weekly (estimated 40,000 cycles)
          1.   clean cavity faces and molding surface
          2.   clean cavity plate
          3.   clean core molding surfaces
          4.   clean core plate

     C.   Spout tool, expandable cavity, mechanical ejection.              Weekly (estimated 54,000 cycles)
          1.   clean cavity faces and molding surface
          2.   clean cavity plate
          3.   clean core molding surfaces
          4.   clean expandable cavity taper and molding surfaces

II.  MINOR MAINTENANCE
     (Performed at the Tech Center)
                                                                                     FREQUENCY
     A.   Cup, lid, and spout tools                                        cup tool - every six months (timing one week)
          1.   dis-assemble inserts from mold frame                        lid tool - every four months (timing one week)
          2.   dis-assemble hot runner from mold frame                     spout tool - every four months (timing one week)
          3.   clean all inserts
          4.   re-finish molding surfaces of inserts to original
                 specification as needed
          5.   vent inserts where necessary
          6.   clean all plates
          7.   replace pins and bushings as needed
          8.   clean hot runner exterior
          9.   inspect and log tip heights on hot runner
          10.  replace tips and tip heaters on hot runner as needed
          11.  assemble inserts and hot runner to mold frame
          12.  water check
          13.  air check

III. MAJOR REBUILD
     (Performed at the Tech Center)
                                                                                     FREQUENCY
     A.   Cup, lid, and spout tools                                        cup tool - every 24 months (timing four weeks)
          1.   dis-assemble inserts from mold frame                        lid tool - every 12 months (timing four to five weeks)
          2.   dis-assemble hot runner from mold frame                     spout tool - every 18 months (timing five weeks)
          3.   clean all inserts
          4.   inspect all inserts
          5.   plate, grind, and/or machine all parting line surfaces to
                 re-establish proper molding surface specifications
          6.   re-finish molding surfaces of inserts to original
                 specification as needed
          7.   replace and/or repair sprues
          8.   replace and/or repair taper lock items
          9.   vent inserts where necessary
          10.  clean all plates
          11.  inspect all plates, grind if necessary
          12.  replace pins and bushings as needed
          13.  replace and/or rebuild air or hydraulic cylinders
          14.  clean hot runner exterior
          15.  inspect and log tip heights on hot runner
          16.  replace tips and tip heaters on hot runner as needed
          17.  assemble inserts and hot runner to mold frame
          18.  water check
          19.  air check

SCHEDULE H - TARGET MOLDING CYCLE TIMES

                                Target
               Mold             Cycle
Part           Cavitation       Time (sec.)      Actual at Full Production
-------        -----------      -----------      ------------------------------
Spout                [*]               [*]

Lid                  [*]               [*]

Cup                  [*]               [*]

SCHEDULE I - FINISHED PRODUCT PRODUCTION TARGETS
           (6 pages)

           [*]

[LOGO]                             SCHEDULE J

                                                               Howard P. Hoeper
                                                          Chairman of the Board
                                                                      President

                                                                02 October 1998


Mr. Arthur J. Schick
Director - Supplier Development
THE PEPSI COLA COMPANY
1 Pepsi Way
Somers, New York 10589-2201

RE: TWIST N' GO

Dear Arthur:

Set forth below are the volume discounts for the Twist N' Go to be included in our Memo of Understanding as Schedule D.

         Volume                     Per Cup Price
         ------                     -------------

1.       [*]                        [*]

2.       [*]                        [*]

3.       [*]                        [*]

4.       [*]                        [*]


Sincerely,

/s/ Howard

Howard P. Hoeper
President & CEO

CC: Cie Nicholson



                      Packaging Resources Incorporated
One Conway Park - 100 Field Drive - Suite 300 - Lake Forest, Illinois 60045 -
                      847/615-5301 - Fax 847/295-3707

                      SCHEDULE K - COMPETING PRODUCTS
                                (2 pages)

                              YOUR RESOURCE
                  FOR PROMOTIONAL CUPS | IDEAS | GRAPHICS

                                [GRAPHIC]